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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  July 5, 2000
                Date of Report (Date of earliest event reported)



                             U.S. Technologies Inc.
               (Exact name of Registrant as Specified in Charter)



         Delaware                 0-15960                 73-1284747
   (State or Other              (Commission              (IRS Employer
   Jurisdiction of              File Number)          Identification No.)
    Incorporation)



          2001 Pennsylvania Avenue, NW, Suite 675, Washington, DC 20006
           (Address of principal executive offices including zip code)



                                 (202) 466-3100
              (Registrant's telephone number, including area code)


                                 Not applicable
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


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Effective July 5, 2000, U.S. Technologies Inc., a Delaware corporation (the
"Registrant"), through its wholly owned subsidiary, E2Enet, Inc. ("E2Enet"), completed its acquisition of 8225 membership units of WebMilestones.com, LLC, a limited liability company organized under the laws of the District of Columbia ("WebMilestones"), pursuant to the terms of a Purchase Agreement, dated as of July 5, 2000 (the "Purchase Agreement"), by and among E2Enet, Charles D. Weir and WebMilestones. As a result of this acquisition, E2Enet owns 41.125% of the outstanding membership units of WebMilestones.

WebMilestones is a Washington-based Internet startup that publishes, via the Internet, information on life milestones. WebMilestones has launched its first site, WebObits.com, The National Obituary ServiceSM, which is designed to complement local newspaper death notices and obituary services. The site also publishes news of the most prominent deaths of the day. WebMilestones plans to launch additional sites that feature other life milestones including birth and marriage notices.

Pursuant to the Purchase Agreement, E2Enet purchased 8225 membership units of WebMilestones for $100,000 in cash and Charles Weir purchased 2050 membership units of WebMilestones for $25,000 in cash. Charles Weir's membership units represent 10.25% of the outstanding membership interests in WebMilestones.

In connection with the acquisition of the WebMilestones membership units, E2E also loaned WebMilestones $300,000 and Charles Weir loaned WebMilestones $75,000 pursuant to promissory notes that bear interest at a rate equal to the prime rate as published in the Wall Street Journal. The entire principal amount under such promissory notes, together with all accrued and unpaid interest, are payable upon demand by the holders at any time after May 31, 2002.

A portion of the net proceeds from the Registrant's recently completed private placement of $5,184,000 of its voting Series C mandatorily convertible preferred shares were used to fund E2E's purchase of its WebMilestones membership interests and its loan to WebMilestones.

In connection with the acquisition of the WebMilestones membership units, E2Enet also entered into a registration rights agreement. Pursuant to the registration rights agreement, E2Enet and the other parties thereto are entitled to have their respective WebMilestones securities registered, at the expense of WebMilestones, under certain circumstances.

The foregoing summaries do not comport to be complete. The relevant agreements are attached as exhibits hereto and incorporated herein by reference. See Item 7(c).


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  At the present time, it is impractical to provide the financial information relative to the WebMilestones acquisition. Pursuant to paragraph a4 and b2 of Item 7 of Current Report on Form 8-K, the Registrant will file such financial information under cover of a Form 8-K/A.

         (c)      Exhibits.

         2.1 WebMilestones.com, LLC Purchase Agreement, dated as of July 5, 2000, among WebMilestones.com, LLC, E2Enet, Inc., Charles D. Weir and Michael Putzel.

         2.2 Amended and Restated Operating Agreement of WebMilestones.com, LLC, dated as of July 5, 2000, among WebMilestones.com, LLC and its members as of that date, including E2Enet, Inc. and Charles D. Weir



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      U.S. TECHNOLOGIES INC.



                                      By:  /s/ Gregory Earls
                                          --------------------------------------
                                           Gregory Earls
                                           Co-Chairman and Co-Chief
                                           Executive Officer



Dated: July 20, 2000
       Washington, DC


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                        INDEX TO EXHIBITS FILED HEREWITH

Exhibit
Number   Description
-------  -----------

2.1 WebMilestones.com, LLC Purchase Agreement, dated as of July 5, 2000, among WebMilestones.com, LLC, E2Enet, Inc., Charles D. Weir and Michael
         Putzel.

2.2 Amended and Restated Operating Agreement of WebMilestones.com, LLC, dated as of July 5, 2000, among WebMilestones.com, LLC, Michael Putzel and its members as of that date, including E2Enet, Inc. and Charles D.
         Weir